Exhibit 10.36

UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
OF GLOBAL EXCHANGE SERVICES, INC.

     The undersigned, being all members of the Board of Directors of Global eXchange Services, Inc., a Delaware Corporation (the “Corporation”), in accordance with Section 141 (f) of the General Corporation Law of the State of Delaware, hereby consent to the adoption of the fallowing resolution as if such resolution had been adopted at a duly convened meeting of the Executive Committee of the Board of Directors of the Corporation:

WHEREAS pursuant to a resolution adopted by unanimous consent by the Board of Directors, effective as of November 1, 2002, the Board adopted the GXS Investment and Savings Plan (the “Plan”);

WHEREAS such approval by the Corporation’s Board of Directors included the approval of Profit Sharing Contributions by the Corporation to the plan in the amount of 6% of participating employees compensation in 2004 and 2005;

WHEREAS the Corporation’s Board of Directors has determined that it is not now in the best interests of the Corporation for the Corporation to make such Profit Sharing Contributions;

WHEREAS the Board of Directors of the Corporation reserved the right to establish and amend the terms of the Plans;

WHEREAS the Board of Directors believes that it is appropriate and in the best interests of the Corporation and the Participants for the Profit Sharing Contributions described in Section 7.02 of the Plan which were made prior to the date hereof to be 100% vested;

NOW THEREFORE, it is hereby

RESOLVED THAT, effective January 1, 2004:

1.	The Plan is amended by adding a new last sentence to Section 7.02(a), Employer Profit Sharing Contributions, to read as follows:

“Regardless of the above, any Employee of the Corporation with an Hour of Service after January 1, 2004 shall be 100% vested and have a non-forfeitable right to all prior or future contributions to his Employer Profit-Sharing Account.”

2.	Any officer of the Corporation or the Administrative Committee for the Plan is hereby authorized to take all steps as may be deemed necessary or appropriate to give effect to the foregoing.

     IN WITNESS WHEREOF, this Unanimous Written Consent shall be effective as of April 20, 2004.

/s/ John Soenksen	/s/ Bruce Hunter

John Soenksen	Bruce Hunter